Exhibit 99.1

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Corporate Communications

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SkyWest, Inc. Appoints Robert J. Simmons Chief Financial Officer

Wade Steel Promoted to Chief Commercial Officer

ST. GEORGE, UTAH, March 4, 2015 — SkyWest, Inc. (NASDAQ:SKYW), the holding company for SkyWest Airlines and ExpressJet Airlines, has named Robert J. Simmons Chief Financial Officer, effective March 16, 2015.

Mr. Simmons will oversee all financial controls, capital management, financing and accounting processes of the holding company, with a focus on improved profitability and value for all SkyWest, Inc. stakeholders. He will report to Russell “Chip” Childs, President of SkyWest, Inc.

Additionally, Wade Steel, currently Executive Vice President, will assume the position of Chief Commercial Officer. He succeeds Bradford R. Rich, who will retire from the company after more than 25 years. As Chief Commercial Officer, Mr. Steel will oversee contract development and management and development of business opportunities with network airlines, as well as fleet management and purchasing. He will also report to Mr. Childs.

“These appointments represent an important step in redefining key leadership roles at the company as part of our return to profitability,” said Childs.

“Rob Simmons brings a broad range of skills in capital management, financing, investor relations and overall strategy to the CFO role at SkyWest,” continued Childs. “We expect his experience and skill-set to enhance SkyWest’s financial and overall performance.”

Mr. Simmons has a diverse background in corporate finance and public companies and has served as Chairman and board member of the Association for Financial Professionals. He holds a Bachelor’s of Science in international business from Brigham Young University and an MBA from the Kellogg Graduate School of Management at Northwestern University.

About SkyWest, Inc.

SkyWest, Inc. was named Air Transport World’s Regional Airline of the Year in 2014. SkyWest, Inc. is the holding company for two scheduled passenger airline operations and an aircraft leasing company and is headquartered in St. George, Utah. SkyWest’s airline companies provide commercial air service in cities across the United States, Canada, Mexico and the Caribbean with nearly 3,500 daily flights and a fleet of 693 aircraft. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, US Airways, American Airlines and Alaska Airlines. ExpressJet Airlines operates through partnerships with United Airlines, Delta Air Lines and American Airlines. SkyWest is headquartered in St. George, Utah, and continues to set the standard for excellence in the regional industry with unmatched value for customers, shareholders and its nearly 20,000 employees.

Forward Looking Statements

In addition to historical information, this release contains forward-looking statements. SkyWest may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events. Words such as “forecasts”, “expects,” “intends,” “believes,” “anticipates,” “estimates”, “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statement. Readers should note that many factors could affect the future operating and financial results of SkyWest, SkyWest Airlines or ExpressJet Airlines, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, the prospects of entering into agreements with other carriers to fly new aircraft, uncertainties regarding operation of new aircraft, the ability to obtain certain regulatory approvals to operate new aircraft under SkyWest Airlines’ and ExpressJet Airlines’ operating certificates and the ability to obtaining financing for the aircraft.

Actual operational and financial results of SkyWest, SkyWest Airlines and ExpressJet Airlines will also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the ability of ExpressJet Airlines to realize potential synergies and other anticipated financial impacts of the consolidation of its operations, the possibility that future financial and operating results of ExpressJet Airlines may not meet SkyWest’s forecasts and the timing of ongoing consolidation of the operations of ExpressJet Airlines, if achieved. The challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; ongoing negotiations between SkyWest, SkyWest Airlines and ExpressJet Airlines and their major partners regarding their contractual obligations; the financial stability of those major partners and any potential impact of their financial condition on the operations of SkyWest, SkyWest Airlines, or ExpressJet Airlines; the resolution of current litigation with a major airline partner of SkyWest Airlines and ExpressJet Airlines; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest’s operating airlines conduct flight operations; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; the ability to attract and retain qualified pilots and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission; including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2014, entitled “Risk Factors.”